Exhibit 10.42

                                WORKOUT AGREEMENT

WHEREAS,  in  May  of  2000, Kaire Holdings, Inc. entered into an "Agreement and
Plan or Merger" ("Agreement") to purchase Classic Care, Inc. a California corporation DBA Classic Care Pharmacy ("Classic Care") from Steve Oscherowitz, and Sarit Rubenstein ("CC Owners");

WHEREAS, according to the terms of this Agreement, the CC owners were to receive a combination of cash and Kaire Common Stock, totaling approximately USD $8 million, in exchange for 100% ownership of all Classic Care shares (the "transaction");

WHEREAS, in December of 2000, both Kaire and the CC Owners executed a Second Addendum to Agreement and Plan of Merger ("Addendum") wherein they modified the value of the transaction and the terms of payment to the CC Owners

WHEREAS, according to the terms of the Addendum, the parties acknowledged compliance with the prior terms of the Agreement, and imputed a new value of the overall transaction as USD $9.5 million, to be paid in a combination of the Kaire common stock and additional cash;

WHEREAS, the parties to the Agreement acknowledge that per the terms of the Agreement and Addendum, Kaire has paid $1,662,500.00 in cash, 15,500,000 shares of Kaire common stock valued at USD $.01 per share or USD $155,000.00, and various other compensations (hereinafter collectively referred to as "CC Compensation;"

WHEREAS, the parties to the aforementioned Agreement and Addendum intend to reach a global settlement (i.e. "Work Out") of all rights and responsibilities related to all transactions and agreements, verbal or written, related to the Agreement and Addendum and any other agreements related thereto;

NOW, THEREFORE, in consideration of mutual promises, covenants, and agreements contained herein, the parties agree as follows:

I.     Terms

A.     General

1. Kaire wishes to assign and transfer all of its rights to Classic Care Pharmacy to the CC Owners in consideration of the CC Owners forgiving Kaire from payment of any and all additional consideration related to the aforementioned Agreement and Addendum, all parties assenting to the foregoing equity distribution, and until the CC Owners acquire and transfer 100% ownership of a fully licensed retail pharmacy to Kaire (according to the terms below), Classic Care agrees to perform certain pharmacy-related services (outlined below in section I.B.5) for Kaire and it's Health Advocate Program (the "HAP").



WORKOUT  AGREEMENT
October  29,  2001
Page  2

          2. For the purposes of this Work Out Agreement, the term "Classic Care" shall refer to all of the business that Classic Care currently conducts, excluding any and all HIV-related trade (designated as "Health Advocate Program" or "HAP" or "Consumer Advocate Program" or "CAP" business).

B.     Specific  Terms

1.     Assignment  and  Transfer  of  Rights.
       -------------------------------------

a. Subject to the terms herein, Kaire will assign and transfer All of it's rights to Classic Care Pharmacy to the CC Owners.

2.     Changes  to  Classic  Corporate  Structure.
       ------------------------------------------

a.     Increase  its  authorized  common  stock  to  150,000,000:and
b. Authorize a class of "Series A Preferred", which will have the following rights and privileges:

(1)     76  votes  to  each  one  common  share  outstanding.
     There  is  no  conversion  to  common  share  feature.

2.5     Outstanding  One  Year  4%  Convertible  Note.
        ---------------------------------------------

a.     The  CC  Owners  agree  to  hold  a  One  Year  4%  Convertible
Note (the "Note") in the amount of USD $2,000,000.00. The note will mature one year hence ("Maturity Date"), and if not paid when due, Kaire will have the option to return 2,000,000 of its shares of Classic Care to the note holders in settlement of the note. Interest will be payable within 30 days of the maturity date in cash or in Kaire common stock, or it may be offset against monies owed related to section 4 of the Work Out Agreement.

3.     The  Health  Advocate  Program.
       ------------------------------

a.     General

(1)     The  Health  Advocate  Program  (which  also  may  be
Referred to, as the "HAP" or "Consumer Advocate Program" or "CAP" is a program that sells goods and services to HIV patients in Southern California. These customers have been specifically designated as such under a specific account in the Classic Care billing system.






WORKOUT  AGREEMENT
October  29,  2001
Page  3


b.     Specific

(1)     Kaire  will  retain  all  of  the  accounts/customers
     Related  to  the  Health  Advocate  Program.

4.     Kaire's  New  Retail  Pharmacy.
       ------------------------------

a.     CC  Owners  Agree  to  exercise  their  best  efforts  to  obtain
100% ownership of a Southern California licensed retail pharmacy for Kaire Holdings, within 12 months following the transfer and assignment of Classic Care to the CC Owners: provided that the CC Owners shall have no liability to Kaire if such facility is not secured for Kaire.

5.     Pharmacy  Management  Services  and  Operations  Agreement.
       ----------------------------------------------------------

a.     General

     Within 30 days of the date of the execution of this Agreement, Kaire and CC will enter into a Pharmacy Management Services and Operations Agreement whereby CC will provide certain a pharmacy management services and operation services for Kaire. This agreement will be for a period of twelve months. The cost of such services will be paid for by Kaire.

               b. The cost due CC by Kaire will be determined on a month-by-month basis reflecting various factors including the HAP performance.

6.     Classic  Care  Equity  Distribution.
       -----------------------------------

a.     General

The foregoing is a list of Classic Care shareholders of Classic Care, Inc. equity. The shares below shall be registered with the Securities Exchange Commission in a registration statement to be filed by the parties.

b.     Specific  Issuances

(1)     3,900,000  common  shares  to  Kaire;
(2)     6,000,000  common  shares  to  CC  Owners;
(3)     100,000  Series  'A'  Preferred  shares  to  CC  Owners;
(4)     150,000  common  shares  to  Owen  Naccarato;
(5)     150,000  common  shares  to  Mark  L.  Baum;



WORKOUT  AGREEMENT
October  29,  2001
Page  4

(6)     100,000  common  shares  to  Stason  Biotech;
(7)     300,000  common  shares  to  Steven  R.  Westlund;  and


c.     Employee  Stock  Options

(1) 400,000 common shares shall be designated and Registered with 90 days of the effectiveness of the Classic Care registration statement under an S-8.

7.     Non-Compete  Agreement.
       ----------------------

Within 30 days of the date hereof, Kaire and Classic Care agree to Execute a non-compete agreement, which shall state that both parties agree to not compete in their respective businesses and in their respective geographic markets. For Kaire, this shall mean that it shall not compete for assisted living customers in the greater Los Angeles area, and for Classic Care, it shall mean that it shall not compete for HIV/AIDS
Business in the greater Los Angeles area. The agreement shall include a provision for attorney's fees and there shall be a liquidated damages clause.

8.     Non  Performance
       ----------------

If  Kaire  is  unsuccessful  in  obtaining  the  required  shareholder
Approval for the spin-off, Kaire will return 85% ownership of Classic Care (the "foreclosure Shares") back to the CC Owners as an accord and satisfaction of the debt owed by Kaire to the CC Owners, it being acknowledged and agreed by Kaire that the fair market value of 85% of Classic Care is substantially below the amount owed by Kaire to the CC Owners. Upon such transfer of the Foreclosure Share to the CC Owners, In addition, the CC Owners shareholders will cancel any amounts due them by Kaire. The shareholder approval date shall be no later than February 9, 2002. In connection herewith, Kaire agrees to deposit into a mutually acceptable escrow the Foreclosure Share, duly endorsed for transfer to the CC Owners in the event that the provisions of this Section 8 become operable. If these provisions do not become operable, then the Foreclosure Shares shall be voided and cancelled. Additionally, Kaire hereby agrees to indemnify, defend and hold harmless the CC Owners from any claims by the shareholders of Kaire that the transfer to the CC Owners of the Foreclosure Shares was not duly approved of by the Shareholders.

II.     General  Terms
1.     Choice  of  Law.  This  Agreement,  and  any  dispute  arising  from  the
       ---------------
relationship  between  the  parties  to  this  Agreement,  shall  be governed by
       -
California law, excluding any laws that direct the application of another jurisdiction's laws.
October  29,  2001
Page  5

2.     Attorney  Fees  Provision.  In  any  litigation,  arbitration,  or  other
       -------------------------
proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party shall be awarded its reasonable attorney fees, and costs and expenses incurred.
3.     Notice.  Any notices required or permitted to be given hereunder shall be
       ------
given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:
If  to  Kaire:     Steven  R.  Westlund

If  to  CC  Owners:     Joel  Rubenstein

Or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon delivery, which for any notice given by facsimile shall mean notice which has been received by the party to whom it is sent as evidenced by confirmation slip.
3.     Modification  of Agreement.  This Agreement may be supplemented, amended,
       --------------------------
or modified only by the mutual agreement of the parties. No supplement, amendment, or modification of this Agreement shall be binding unless it is in writing and signed by all parties.
4.     Entire Agreement.  This Agreement and all other agreements, exhibits, and
       ----------------
schedules referred to in this Agreement constitute(s) the final, complete, and exclusive statement of the terms of the agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings or agreements of the parties. This Agreement may not be contradicted by evidence of any prior or contemporaneous statements or agreements. No party has been induced to enter into this Agreement by, nor is any party relying on, any representation, understanding, agreement, commitment or warranty outside those expressly set forth in this Agreement.
5.     Severability of Agreement.  If any term or provision of this Agreement is
       -------------------------
determined to be illegal, unenforceable, or invalid in whole or in part for any reason, such illegal, unenforceable, or invalid provisions or part thereof shall be stricken from this Agreement, and such provision shall not affect the legality, enforceability, or validity of the remainder of this Agreement. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this section, then this stricken provision shall be replaced, to the extent possible, with a legal, enforceable, and valid provision that is as similar in tenor to the stricken provision as is legally possible.

October  29,  2001
Page  6

6.     Separate  Writings  and Exhibits.  All agreements, exhibits, schedule, or
       --------------------------------
other separate writings related to this Agreement constitute a part of this Agreement and are incorporated into this Agreement by this reference. Should any inconsistency exist or arise between a provision of this Agreement and a provision of any exhibit, schedule, or other incorporated writing, the provision of this Agreement shall prevail.
7.     Time of the Essence.  Time is of the essence in respect to all provisions
       -------------------
of this Agreement that specify a time for performance; provided, however, that the foregoing shall not be construed to limit or deprive a party of the benefits of any grace or use period allowed in this Agreement.
8.     Survival.  Except  as  otherwise  expressly  provided  in this Agreement,
       --------
representations, warranties, and covenants contained in this Agreement, or in any instrument, certificate, exhibit, or other writing intended by the parties to be a part of this Agreement, shall survive for two (2) years after the date of this Agreement.
9.     Ambiguities.  Each  party  and its counsel have participated fully in the
       -----------
review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement. The language in this Agreement shall be interpreted as to its fair meaning and not strictly for or against any party.
10.     Waiver.  No  waiver  of a breach, failure of any condition, or any right
        ------
or remedy contained in or granted by the provisions of this Agreement shall be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, rights, or remedy, whether or not similar, nor shall any waiver constitute a continuing waiver unless the writing so specifies.
11.     Headings.  The  headings  in this Agreement are included for convenience
        --------
only and shall neither affect the construction or interpretation of any provision in this Agreement nor affect any of the rights or obligations of the parties to this Agreement.
12.     Necessary Acts, Further Assurances.  The parties shall at their own cost
        ----------------------------------
and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Agreement.
13.     Execution.  This  Agreement  may be executed in counterparts and by fax.
        ---------
14.     Consent  to  Jurisdiction and Forum Selection.  The parties hereto agree
        ---------------------------------------------
that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in the County of Los Angeles, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in WORKOUT AGREEMENT
October  29,  2001
Page  7

nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non convenient or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the
County of Los Angeles, State of California shall have in persona jurisdiction and venue over each of them for the
Purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.
15.     Jury  Trial  Waivers.  To  the  fullest  extent permitted by law, and as
        --------------------
separately bargained-for-consideration, each party hereby waives any right to trial by jury in any action, suit, proceeding, or counterclaim of any kind arising out of or relating to this Agreement.
16.     Representation on Authority of Parties/Signatories.  Each person signing
        --------------------------------------------------
this Agreement represents and warrants that he or she is duly authorized and has legal capacity to execute and deliver this Agreement. Each party represents and warrants to the other that the execution and delivery of the Agreement and the performance of such party's obligations hereunder have been duly authorized and that the Agreement is a valid and legal agreement binding on such party and enforceable in accordance with its terms.
17.     Force  Majeure.  No party shall be liable for any failure to perform its
        --------------
obligations in connection with any action described in this Agreement, if such failure results from any act of God, riot, war, civil unrest, flood, earthquake, or other cause beyond such party's reasonable control (including any mechanical, electronic, or communications failure, but excluding failure caused by a party's financial condition or negligence).
18.     Assignment.  Neither  party  shall  voluntarily  or  by operation of law
        ----------
assign, hypothecate, give, transfer, mortgage, sublet, license, or otherwise transfer or encumber all or part of its rights, duties, or other interests in this Agreement or the proceeds thereof (collectively, "Assignment'), without the other party's prior written consent. Any attempt to make an Assignment in violation of this provision shall be a material default under this Agreement and any Assignment in violation of this provision shall be null and void.
19.     Arbitration.  Any  controversy,  claim  or  dispute  arising  out  of or
        -----------
relating to this Agreement, shall be settled by binding arbitration in Los Angeles, California. Such arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of
WORKOUT  AGREEMENT
October  29,  2001
Page  8
JAMS/Endispute ("JAMS"), with the following exceptions if in conflict: (a) one arbitrator shall be chosen by JAMS; (b) each party to the arbitration will Pay its pro rata share of the expenses and fees of the arbitrator, together with other expenses of the arbitration incurred or approved by the arbitrator; and
(c) arbitration may proceed in the absence of any party if written notice (pursuant to the JAMS' rules and regulations) of the proceedings has been given to such party. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection. All such controversies, claims or disputes shall be settled in this manner in
Lieu of any action at law or equity; provided however, that nothing in this subsection shall be construed as precluding the bringing an action for injunctive relief or other equitable relief. The arbitrator shall not have the right to award punitive damages or speculative damages to either party and shall not have the power to amend this Agreement. The arbitrator shall be required to follow applicable law. IF FOR ANY REASON THIS ARBITRATION CLAUSE BECOMES NOT APPLICABLE, THEN EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO.
                                 SIGNATURE LINES


     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

CC  Owners     Kaire

/s/Steve  Oscherowitz                         /s/  Steven  R.  Westlund
__________________________________          _____________________________
----------------------------------          -----------------------------
Steve  Oscherowitz                             Steven  R.  Westlund
                                               Chairman  and  CEO
/s/  Sarit  Rubenstein
__________________________________
Sarit  Rubenstein













                           KAIRE HOLDINGS INCORPORATED
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 2001 AND 2000

                           KAIRE HOLDINGS INCORPORATED
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000





                             C  O  N  T  E  N  T  S




Report  of  Independent  Certified  Public  Accountants          F1

Consolidated  Balance  Sheets                              F2  - F3

Consolidated  Statements  of  Operations                         F4

Consolidated  Statements  of  Stockholders'  Equity              F5

Consolidated  Statements  of  Cash  Flows                  F6  - F8

Notes  to  Consolidated  Financial  Statements            F9  - F40

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board  of  Directors  and  Stockholders
Kaire  Holdings  Incorporated

We have audited the accompanying consolidated balance sheets of Kaire Holdings Incorporated and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kaire Holdings Incorporated and subsidiaries as of December 31, 2001 and 2000, and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises doubts about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 3 to the financial statements, an error resulted in understatement of previously reported goodwill, notes payable to related parties, related accrued interest and retained earnings as of December 31, 2000. Accordingly, the 2000 financial statements have been restated to correct this error.




/s/Pohl,  McNabola,  Berg  &  Company  LLP

Pohl,  McNabola,  Berg  &  Company  LLP
San  Francisco,  CA
March  27,  2002



                                 KAIRE HOLDINGS INCORPORATED
                                     AND SUBSIDIARIES
                                      BALANCE SHEETS
                               DECEMBER 31, 2001 AND 2000
                                          ASSETS

                                                             2001          2000
                                                            -------------------------
CURRENT ASSETS
  Cash and cash equivalents. . . . . . . . . . . . . . . .  $    62,707  $   311,716
  Accounts receivable, net of allowance for doubtful
    accounts of 201,360 and 397,362, respectively. . . . .    1,089,739      714,882
  Other receivables. . . . . . . . . . . . . . . . . . . .       23,030            -
  Inventory. . . . . . . . . . . . . . . . . . . . . . . .      728,410      385,219
  Deposits . . . . . . . . . . . . . . . . . . . . . . . .        4,750        4,750
  Amounts due from related parties . . . . . . . . . . . .      415,664      612,300
  Other current asset. . . . . . . . . . . . . . . . . . .       14,686       14,179
                                                            ------------------------
    Total current assets . . . . . . . . . . . . . . . . .    2,338,986    2,043,046
                                                            ------------------------
NONCURRENT ASSETS
  Debt issuance costs. . . . . . . . . . . . . . . . . . .       88,124       76,541
  Property and Equipment, net of accumulated depreciation.      200,952      278,147
  Investments. . . . . . . . . . . . . . . . . . . . . . .       30,028       35,028
  Goodwill, net of accumulated amortization. . . . . . . .    8,958,539    9,444,975
                                                            ------------------------
    Total noncurrent assets. . . . . . . . . . . . . . . .    9,277,643    9,834,691
                                                            ------------------------
        TOTAL ASSETS . . . . . . . . . . . . . . . . . . .  $11,616,629  $11,877,737
                                                            ========================


                               (continued)




The accompanying notes are an integral part of these financial statements.


                                 KAIRE HOLDINGS INCORPORATED
                                     AND SUBSIDIARIES
                                      BALANCE SHEETS
                               DECEMBER 31, 2001 AND 2000

                             LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                  2001          2000
                                                                 ----------------------------
CURRENT LIABILITIES
  Accounts payable and accrued expense. . . . . . . . . . . . .  $  1,665,437   $  1,968,779
  Income tax payable. . . . . . . . . . . . . . . . . . . . . .         4,000          4,000
  Due to Stason Biotech . . . . . . . . . . . . . . . . . . . .       175,000        175,000
  Sales tax payable . . . . . . . . . . . . . . . . . . . . . .             -          5,727
  Note payable - acquisition. . . . . . . . . . . . . . . . . .     7,419,881      1,301,000
  Notes payable - related parties . . . . . . . . . . . . . . .       250,000        250,000
  Convertible notes - current portion . . . . . . . . . . . . .       598,383         71,000
  Capital leases-short term . . . . . . . . . . . . . . . . . .        66,428         73,262
                                                                 ----------------------------
    Total current liabilities . . . . . . . . . . . . . . . . .    10,179,129      3,848,768

LONG TERM LIABILITIES
  Convertible notes payable and debentures. . . . . . . . . . .       429,964        750,000
  Capital leases-long term. . . . . . . . . . . . . . . . . . .        69,863        123,847
                                                                 ----------------------------
    Total long term liabilities . . . . . . . . . . . . . . . .       499,827        873,847
                                                                 ----------------------------
      Total liabilities . . . . . . . . . . . . . . . . . . . .    10,678,956      4,722,615
                                                                 ----------------------------
STOCKHOLDERS' EQUITY
  Common stock, $0.001 par value
    400,000,000 shares authorized; 277,041,071
    and 117,765,033 shares issued and outstanding, respectively       277,042        117,765
  Common Stock Subscriptions Receivable . . . . . . . . . . . .             -        (20,000)
  Additional paid in capital. . . . . . . . . . . . . . . . . .    36,676,339     40,671,855
  Accumulated deficit . . . . . . . . . . . . . . . . . . . . .   (36,015,708)   (33,614,498)
                                                                 ----------------------------
      Total stockholders' equity. . . . . . . . . . . . . . . .       937,673      7,155,122
                                                                 ----------------------------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY. . . . . . .  $ 11,616,629   $ 11,877,737
                                                                 ============================




The accompanying notes are an integral part of these financial statements.




                             KAIRE HOLDINGS INCORPORATED
                                   AND SUBSIDIARIES
                               STATEMENTS OF OPERATIONS
                     FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                                                    2001           2000
                                                 ---------------------------
NET REVENUES                                     $15,862,690    $5,707,700
COST OF GOODS SOLD . . . . . . . . . . . . . .    13,317,413      4,042,549
                                                 ---------------------------

GROSS PROFIT . . . . . . . . . . . . . . . . .     2,545,277      1,665,151
                                                 ---------------------------

OPERATING EXPENSES
  Depreciation and amortization. . . . . . . .       579,957        336,917
  General and administrative . . . . . . . . .     1,825,390      1,212,678
  Rent . . . . . . . . . . . . . . . . . . . .        75,553         57,351
  Salaries . . . . . . . . . . . . . . . . . .     2,054,696      2,615,132
  Selling expense. . . . . . . . . . . . . . .        40,901         67,243
  Debt issuance costs. . . . . . . . . . . . .       166,667         10,934
                                                 ---------------------------

    Total operating expenses . . . . . . . . .     4,743,164      4,300,255
                                                 ---------------------------

LOSS FROM OPERATIONS . . . . . . . . . . . . .    (2,197,887)    (2,635,104)
                                                 ---------------------------

OTHER INCOME (EXPENSES)
  Interest expense . . . . . . . . . . . . . .      (150,162)       (41,352)
  Non-cash miscellaneous income. . . . . . . .             -        160,264
  Shareholder fees . . . . . . . . . . . . . .       (41,569)        (3,369)
  Write-down of accounts payable . . . . . . .             -         60,812
  Gain (loss) on disposal of assets. . . . . .        (3,392)        28,509
  Gain (loss) on investment. . . . . . . . . .        (5,000)             -
  Equity in earnings of Stason Biotech . . . .             -          5,028

    Total other income (expenses). . . . . . .      (200,123)       209,892
                                                 ---------------------------

LOSS BEFORE PROVISION FOR INCOME TAXES . . . .    (2,398,010)    (2,425,212)

PROVISION FOR INCOME TAXES . . . . . . . . . .         3,200          4,000
                                                 ---------------------------


NET LOSS . . . . . . . . . . . . . . . . . . .  $ (2,401,210)  $ (2,429,212)
                                                 ---------------------------

BASIC LOSS PER SHARE . . . . . . . . . . . . .  $      (0.01)  $      (0.02)
                                                 ---------------------------

DILUTED LOSS PER SHARE . . . . . . . . . . . .  $      (0.01)  $      (0.02)
                                                 ---------------------------

WEIGHTED-AVERAGE SHARES OUTSTANDING - BASIC. .   169,827,480    104,953,458
                                                 ---------------------------

WEIGHTED-AVERAGE SHARES OUTSTANDING - DILUTED.   169,827,480    104,953,458
                                                 ---------------------------



The accompanying notes are an integral part of these financial statements.




                                             KAIRE HOLDING INCORPORATED
                                                    AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                     FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                          Common         Additional
                                   Common Stock           Subscription     Paid-In      Accumulated
                               Shares        Amount       Receivable      Capital        Deficit            Total


Balance, December 31, 1999. . 77,197,226  $  77,197            -         $$ 30,521,658  $(31,185,286)   $ (586,431)

Issued for conversion
of notes payable. . . . .        200,000        200            -                 9,800             -        10,000

Issued for convertible
note interest . . . . . . .      389,110        389            -                17,611             -        18,000

Issued for professional
services. . . . . . . . . .    2,123,168      2,123            -                91,933             -        94,056

Issued for services . .  .     4,140,000      4,140            -               305,860             -       310,000

Issued for investment-NetFame     50,000         50            -                4,950              -         5,000

Issued for conversion
of debt . . . . . . . . . . .    596,550        597            -               26,248              -        26,845

Issued for options exercised. 16,456,980     16,457            -            1,633,142              -     1,649,599

Issued for Lost certificates.  1,112,000       1,112           -               (1,112)             -             -

Shares issued for Acquisition 15,499,999      15,500           -            6,484,500              -     6,500,000

Deferred compensation expense                   -              -             (463,135)             -      (463,135)

Issued for employee compensation.     -         -              -            2,040,400              -     2,040,400

Stock Subscriptions receivable. .     -         -         (20,000)               -                 -       (20,000)
                               -----------   ----------   --------       -------------    -----------   -----------
Net loss. .      . . . .             -          -            -              -             (2,429,212)   (2,429,212)
                               -----------   ----------   --------       -------------    -----------   -----------

Balance, December 31, 2000.   117,765,033  $ 117,765  $   (20,000)     $ 40,671,855     $(33,614,498)   $ 7,155,122
                               -----------   ----------   --------       -------------    -----------   -----------

Issued for conversion
of notes payable. . . . .     126,680,856    126,681         -              865,972               -         992,653

Issued for convertible
note interest . . . . . . .     5,428,516      5,429         -               28,360               -          33,789

Issued for professional
services. . . . . . . . . .       850,000      6,350         -               18,275               -          24,625

Conversion of stock options    16,650,000     11,150         -              126,853               -         138,003

Consulting expense recognized
   in stock conversions .             -          -           -              790,475               -         790,475

Issued for officers'
Compensation                    9,666,666      9,667          -             237,000              -          246,667

Recognition of deferred
   compensation expense . .           -          -            -             142,549              -          142,549

Stock Subscriptions receivable.       -          -         20,000               -                -           20,000

Adjustment for acquisition
   of Classic Care. . . . .           -          -            -          (6,345,000)             -       (6,345,000)

Debt issuance costs . .              -           -            -             140,000              -          140,000

Net loss. . .  . . . . .             -           -            -                -         (2,401,210)     (2,401,210)
                               -----------   ----------   --------       -------------    -----------   -----------


Balance, December 31, 2001.  277,041,071  $  277,042  $       -        $ 36,676,339    $(36,015,708)    $   937,673
                               -----------   ----------   --------       -------------    -----------   -----------





The accompanying notes are an integral part of these financial statements.



                                 KAIRE HOLDINGS INCORPORATED
                                        AND SUBSIDIARIES
                                   STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                                       2001          2000
                                                                   -----------   ------------
Increase (decrease) in cash and cash equivalents
    Net (loss). . . . . . . . . . . . . . . . . . . . . . . . . .  $(2,401,210)  $(2,429,212)
    Adjustments to reconcile net loss to net cash used
    in operating activities
      Depreciation and amortization . . . . . . . . . . . . . . .       93,521        53,160
      Amortization of goodwill. . . . . . . . . . . . . . . . . .      486,436       283,757
      Allowance for bad debts . . . . . . . . . . . . . . . . . .            -       396,362
      Debt issuance costs . . . . . . . . . . . . . . . . . . . .      128,417        10,934
      Common stock issued for services. . . . . . . . . . . . . .            -       310,000
      Common stock issued for professional services . . . . . . .      915,100        94,056
      Common stock issued in payment of interest. . . . . . . . .       33,789        18,000
      Common stock issued for other compensation. . . . . . . . .       77,185             -
      Loss on disposal of assets. . . . . . . . . . . . . . . . .        3,392             -
      Loss on investment. . . . . . . . . . . . . . . . . . . . .        5,000             -
      Stock options issued for services at below the fair market
        value of the stock on the date of the grant . . . . . . .            -     1,577,265
      Other . . . . . . . . . . . . . . . . . . . . . . . . . . .            -       (59,616)
      Non-cash other expenses (Income). . . . . . . . . . . . . .            -      (251,243)
                                                                   -----------   ------------

      Total adjustments to net income . . . . . . . . . . . . . .  $  (658,370)  $     3,463
                                                                   -----------   ------------

Cash flow from operating activities:
  Changes in assets and liabilities
    Trade accounts receivable . . . . . . . . . . . . . . . . . .  $  (178,855)  $(1,413,712)
    Inventories . . . . . . . . . . . . . . . . . . . . . . . . .     (343,191)     (385,219)
    Deposits. . . . . . . . . . . . . . . . . . . . . . . . . . .            -        (4,750)
    Other assets. . . . . . . . . . . . . . . . . . . . . . . . .      (23,030)            -
    Prepaid expenses and other current assets . . . . . . . . . .         (507)      (14,179)
    Debt Issuance cost. . . . . . . . . . . . . . . . . . . . . .      (11,583)      (87,475)
    Income and Sales tax payable. . . . . . . . . . . . . . . . .       (5,726)        9,727
    Accrued interest on convertible notes . . . . . . . . . . . .       74,524        14,602
    Accrued interest on notes payable - related parties . . . . .       15,000         8,750
    Accounts payable and accrued expenses . . . . . . . . . . . .     (281,057)    1,303,566
                                                                   -----------   ------------

        Cash flow generated by (used in) operating activities . .  $(1,412,795)  $  (565,227)
                                                                   -----------   ------------

Cash flow from investing activities:
    Purchase of property, equipment and leaseholds. . . . . . . .  $    (3,916)  $   (48,823)
    Note Receivable - related party, net. . . . . . . . . . . . .      196,636      (280,500)
    Other Investments . . . . . . . . . . . . . . . . . . . . . .            -       (25,000)
    Investment in YesRX (due to Stason) . . . . . . . . . . . . .            -       175,000
                                                                   -----------   ------------

        Net cash generated by (used in) investing activities. . .  $   192,720   $  (179,323)
                                                                   -----------   ------------


                         (continued)
The accompanying notes are an integral part of these financial statements.





                              KAIRE HOLDINGS INCORPORATED
                                  AND SUBSIDIARIES
                        STATEMENTS OF CASH FLOWS (CONTINUED)
                    FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                                                                                                            2001          2000

Cash flow from financing activities:
  Payment on Notes Payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $        -   $   (25,000)
  Payment on Note payable - Classic Care. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (226,119)   (1,699,000)
  Capital lease payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (60,818)
  Common stock issued for options exercised . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      38,003     1,649,599
  Notes payable - related parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           -       250,000
  Subscriptions received. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20,000             -
  Proceeds from convertible debenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,200,000       750,000

        Net cash generated by (used in) financing activities. . . . . . . . . . . . . . . . . . . . . .  $  971,066   $   925,599

        Net (decrease) increase in cash
        and cash equivalents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ (249,009)  $   181,049

        Cash and cash equivalents at beginning of year. . . . . . . . . . . . . . . . . . . . . . . . .     311,716       130,667

        Cash and cash equivalents at end of year. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   62,707   $   311,716
                                                                                                         ===========  ============


SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the year for
    Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   26,957   $         -
                                                                                                         ===========  ============
    Income taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    3,200   $     7,264
                                                                                                         ===========  ============


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
During the year ended December 31, 2001, the Company entered into the following non-cash transactions:

Issued 132,109,372 shares of common stock for conversion of $992,653 of notes payable, and $33,789 of accrued interest.

  Issued 850,000 shares of common stock for professional fees valued at $24,625

  Issued 16,650,000 shares of common stock for conversion of conversion of stock options for consulting services valued at $890,475

  Issued 9,666,666 shares of common stock for officers' compensation expense valued at $389,216



                         (continued)
The accompanying notes are an integral part of these financial statements.


                              KAIRE HOLDINGS INCORPORATED
                                  AND SUBSIDIARIES
                        STATEMENTS OF CASH FLOWS (CONTINUED)
                    FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


SUPPLEMENTAL  SCHEDULE  OF  NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES
(CONTINUED):
During the year ended December 31, 2000, the Company entered into the following non-cash transactions:

Issued 589,110 shares of common stock for conversion of $10,000 of notes payable, and $18,000 of accrued interest.

Issued  4,140,000  shares  of  common stock for services valued at $310,000

Issued  2,123,168  shares  of  common stock for professional fees valued at
$94,056

Issued 596,550 shares of common stock for conversion of debt valued at $26,845.

Issued 15,499,999 shares of common stock for acquisition of Classic Care Pharmacy valued at $6,500,000

Issued 50,000 shares of common stock for investment in NetFame. Com valued at $5,000


In  May  2000,  the  Company  acquired  100%  of stock of Classic Care
Pharmacy
  Assets  acquired:
   Non-cash working capital assets       $     471,960
   Property & Equipment, net of
   Accumulated depreciation of $107,348        282,485
   Goodwill                                  9,728,732
                                         -------------
                                            10,483,177

Liabilities assumed:
   Accounts payable                           486,427
   Long term liabilities                      246, 750
                                         -------------
                                              733,177

Cost of net assets acquired              $   9,750,000
                                         =============
Payment for net assets acquired:
   Cash paid at closing                      1,112,500
   Notes issued to stockholders of
   acquired company                           1,887,500
   Notes payable                                250,000
15,499,999 shares issued for the acquisition  6,500,000
                                          -------------
                                         $    9,750,000

The accompanying notes are an integral part of these financial statements.


                    KAIRE HOLDINGS INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 2001 AND 2000
NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Organization  and  Line  of  Business
-------------------------------------

Kaire Holdings Incorporated ("Kaire" or "the Company"), a Delaware corporation, was incorporated on June 2, 1986. Effective February 3, 1998, Kaire changed its name to Kaire Holdings Incorporated from Interactive Medical Technologies, Ltd. in connection with its investment in Kaire International, Inc. ("KII").

In 1999, the Company formed YesRx. Com, Inc., an Internet drugstore focused on pharmaceuticals, health, and wellness and beauty products. YesRx.Com focuses on selling drugs for chronic care as opposed to emergency needs and works mainly with the patient who has regular medication needs and requires multiple refills.

During 2000, the Company completed a reorganization of the Company, which included the transfer of the assets of EZ TRAC, Inc. to a new corporation, Stason Biotech, Inc., in exchange for 40% of the outstanding common stock of the new corporation and the acquisition of Classic Care Pharmacy. These transactions reflected management's strategic plan to transform the Company from a provider of medical testing and laboratory analysis to becoming a provider of prescription medication and supplies to senior citizens and individuals needing chronic care.

In May 2000, the Company acquired Classic Care, Inc. ("Classic Care"), which was organized as a corporation in April 1997, under the Laws of the State of California. Classic Care operates as an agency distributor of pharmaceutical products, via a unique prescription packaging system for consumers at senior assisted living and retirement centers in the Los Angeles area. Classic Care purchases prescription drugs in bulk and fills prescriptions for individuals living in the aforementioned facilities. Primary sales are to individuals and consist of packaged prescription drugs in prescribed dosages. These packaged drug sales are primarily paid for by Medi-Cal, and the balances of the sales that are not covered by Medi-Cal are paid directly by individuals. Classic Care bills Medi-Cal and other third-party payors on behalf of the customer and receives payment directly from Medi-Cal.

In November of 2000, the Company advanced its business strategy with the introduction of the YesRx Health Advocate Program. The Health Advocate Program provides medication compliance programs to HIV/AIDS, diabetic and senior health communities.


Principles  of  Consolidation
-----------------------------

The consolidated financial statements include the accounts of Kaire and its wholly owned subsidiaries (collectively the "Company"). The Company's subsidiaries include See/Shell Biotechnology, Inc., E-Z TRAC, Inc., Venus Management, Inc., EFFECTIVE Health, Inc, and Classic Care, Inc. (dba Classic Care Pharmacy). Only Classic Care, Inc, has current operations; the remaining subsidiaries are dormant. Intercompany accounts and transactions have been eliminated upon consolidation.

The consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 2000, include activity for Classic Care Inc. for the seven-month period starting June 1, 2000 (acquisition date) to December 31, 2000.

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)


Estimates
---------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include goodwill, allowance for doubtful accounts and third-party contractual agreements.


Cash  and  Cash  Equivalents
----------------------------

For purpose of the statements of cash flows, cash equivalents include amounts invested in a money market account with a financial institution. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market.


Concentration  of  cash
-----------------------

The Company at times maintains cash balances in excess of the federally insured limit of $100,000 per institution. Uninsured balances as of December 31, 2000 were $11,907. There were no uninsured balances as of December 31, 2001.


Revenue  Recognition
--------------------

The Company recognizes revenue at the time the product is shipped to the customer or services are rendered. Outbound shipping and handling charges are included in net sales.


Net  Client  Revenue
--------------------

Net client revenue represents the estimated net realizable amounts from clients, third-party payors, and others for sale of products or services rendered. For revenue recognition, revenue is recorded when the prescription is filled or when services are performed. A significant portion of revenue is from federal and state reimbursement programs.


Third-Party  Contractual  Adjustments
-------------------------------------

Contractual adjustments represent the difference between Classic Care Pharmacy's established billing rate for covered products and services and amounts reimbursed by third-party payors, pursuant to reimbursement agreements.

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Net  Loss  Per  Share
---------------------

Income (loss) per common share is computed on the weighted average number of common shares outstanding during each year. Basic EPS is computed as net income
(loss) applicable to common stockholders divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities when the effect would be dilutive.


Inventory
---------

Inventory consists primarily of pharmaceuticals and health care products and is stated at the lower of cost or market on a first-in-first-out basis.


Property  and  Equipment
------------------------

Property and Equipment are stated at cost. Depreciation is computed for financial reporting purposes using the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements. The Company uses other depreciation methods (generally accelerated) for tax purposes. Repairs and maintenance that do not extend the useful life of property and equipment are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the asset and its accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in income.

The estimated service lives of property and equipment are principally as follows:

                                            Leasehold improvements     3-7 years
                                           Computers and equipment     3-5 years
                                              Furniture & Fixtures     5-7 years
                                                          Software     3-5 years

Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Amortization expense is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the period of the related lease.


Goodwill
--------

The Company capitalized as goodwill the excess acquisition costs over the fair value of net assets acquired, in connection with business acquisitions, which costs were being amortized on a straight-line method over 20 years. The carrying amount of goodwill will be reviewed periodically based on the undiscounted cash flows of the entities acquired over the remaining amortization period.

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Income  Taxes
-------------

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.


Fair  Value  of  Financial  Instruments
---------------------------------------

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. SFAS NO. 107, "Disclosure about Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. For certain of the Company's financial instruments, including cash and cash equivalents and accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.


Stock-Based  Compensation
-------------------------

SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current implicit value accounting method specified in Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation.

The Company determined that it will not change to the fair value method and will continue to use the implicit value based method for stock options issued to employees and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation.

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

--------------------------------------

In March 2000, the FASB released Interpretation No.44, " Accounting for Certain Transactions Involving Stock Compensation." This Interpretation addresses certain practice issues related to APB Opinion No.25. The provisions of this Interpretation are effective July 1, 2000, and, except for specific transactions noted in paragraphs 94-96 of this Interpretation, shall be applied prospectively to new awards, exchanges of awards in business combinations, modifications to an outstanding award, and exchanges in grantee status that occur on or after that date.

Certain events and practices covered in Interpretation No. 44 have different application dates, and events that occur after an application date but prior to July 1, 2000, shall be recognized only on a prospective basis. Accordingly, no adjustment shall be made upon initial application of the Interpretation to financial statements for periods prior to July 1, 2000. Thus, any compensation cost measured upon initial application of this Interpretation that is attributed to periods prior to July 1, 2000 shall not be recognized. The Company has adopted the provisions of this Interpretation starting July 1, 2000.


Comprehensive  Income  (Loss)
-----------------------------

In June 1999, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS
130). This pronouncement establishes standards for reporting and display of comprehensive income (loss) and its components in a full set of general-purpose financial statements. Comprehensive income consists of net income and unrealized gains (losses) on available-for-sale securities; foreign currency translation adjustments; changes in market values of future contracts that qualify as a hedge; and negative equity adjustments recognized in accordance with SFAS No. 87. The Company, however, does not have any components of comprehensive income (loss) as defined by SFAS 130 and therefore, for the years ended December 31, 2001 and 2000, comprehensive loss is equivalent to the Company's net loss.


Long-lived  assets
------------------

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, the Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated discounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

Investments in corporate equity securities of privately held companies, in which the Company holds a less than 20% equity interest, are classified as long-term.

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Advertising  Costs
------------------

The Company expenses advertising and marketing costs as they are incurred. Advertising and marketing costs for the years ended December 31, 2001 and 2000 were $25,644 and $19,600, respectively.


Reclassifications
-----------------

Certain amounts in the 2000 financial statements have been reclassified to conform to the 2001 presentations. These reclassifications had no effect on previously reported results of operations or retained earnings.


Segment  and  Geographic  Information
-------------------------------------

The FASB issued SFAS No. 131 on "Disclosures about Segments of an Enterprise and Related Information" effective in 1998. SFAS 131 requires enterprises to report information about operating segments in annual financial statements and selected information about reportable segments in interim financial reports issued to shareholders, on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. It also established standards for related disclosures about products and services, geographic areas and major customers. The Company evaluated SFAS No. 131 and determined that the Company operates in only one segment.


Other  Accounting  Pronouncements
---------------------------------

In June 1998, the Financial Accounting Standard Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires that an enterprise recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for fiscal years beginning after June 15, 2000, and has been adopted by the Company for the year ending December 31, 2000. SFAS No. 133 does not have a material impact on its financial position or results of operations, as the Company does not have any derivative instruments.

In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the effective Date of FASB Statement No. 133," The statement is effective for periods beginning after June 1999 and amends paragraph 48 of SFAS No. 133 and supersedes paragraph 50 of SFAS No. 133. SFAS No. 137 does not have a material impact on its financial position or results of operations.

In June 2000, the Financial Accounting Standards Board issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities-an amendment of FASB Statement No. 133," The Statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 138 does not have a material impact on its financial position or results of operations.

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

----------------------------------------------

In July 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, "Business Combinations" ("FAS 141") and No. 142, "Goodwill and Other Intangible Assets" ("FAS 142"). SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but instead tested for impairment at least annually in accordance with the provisions of FAS No. 142. FAS No. 142 will also require that intangible assets with definite lives be amortized over their respective useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The provisions of this Statement are required to be applied starting with fiscal years beginning after December 15, 2001. The Company will not continue to amortize goodwill existing at December 31, 2001 until the new standard is adopted and test goodwill for impairment in accordance with SFAS No. 121. The Company will adopt the standard starting January 1, 2002, and is currently evaluating the effect that adoption of the provisions of FAS No. 142 will have on its results of operations and financial position. As of December 31, 2001, the value of goodwill is $9,728,732, and the accumulated amortization of goodwill is $770,193.

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires liability recognition for obligations associated with the retirement of tangible long-lived asset and the associated asset retirement costs. The Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002 with earlier application encouraged. The implementation of SFAS No. 143 will not have a material affect on the Company's results of operations or financial position.

In August 2001, the FASB issued SFAFS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of", in that it removes goodwill from its impairment scope and allows for different approaches in cash flow estimation. However, SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for (a) recognition and measurement of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of. SFAS No. 144 also supersedes the business segment concept in APB opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," in that it permits presentation of a component of an entity, whether classified as held for sale or disposed of, as a discontinued operation. However, SFAS No. 144 retains the requirement of APB Opinion No. 30 to report discontinued operations separately from continuing operations. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001 with earlier application encouraged. Implementation of SFAS No. 144 will not have a material effect on the Company's results of operations or financial position.

NOTE  2  -  GOING  CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has experienced net losses of $2,401,210 and $2,429,212 for the years ended December 31, 2001 and 2000, respectively. The Company also had a net working deficit of $7,840,144 and $1,805,772 for the years ended December 31, 2001 and 2000 respectively. Additionally, the Company must raise additional capital to meet its working capital needs subsequent to the spin-off of Classic Care. If the Company is unable to raise sufficient capital to fund its operations for the Health Advocacy program, it might be required to discontinue operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon the Company's ability to generate sufficient sales volume to cover its operating expenses and to raise sufficient capital to meet its payment obligations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Management has previously relied on equity financing sources and debt offerings to fund operations. The Company's reliance on equity and debt financing will continue, and the Company will continue to seek to enter into strategic acquisitions.



NOTE  3  -  PRIOR  PERIOD  ADJUSTMENT

During 2001, the Company discovered that its previously issued 2000 financial statements understated goodwill and excluded notes payable and the related accrued interest. The accompanying financial statements for 2000 have been restated to reflect the recording and classification of these debt agreements as a note payable to related parties. The effect of the restatement was to increase net loss for 2000 by $16,041, net of related income tax of $0.




                                          2001                 2000
                                          ----                 ----
Accumulated deficit at beginning of year        $(33,614,498)        $(31,185,286)
                                                -------------
Net loss, as restated for 2000                    (2,401,210)          (2,429,212)
Accumulated deficit at end of year              $(36,015,708)        $(33,614,498)
                                                -------------        -------------


NOTE  4  -  INVESTMENTS

Investments  as  of  December  31,  2001  consist  of  the  following:

         Stason  Biotech,  Inc.     $     5,028
         Ebility,  Inc.                  25,000
                                         ------
                                   $     30,028
                                         ------

The investment in Stason Biotech, made during 2000, represents the Company's 40% share of earnings in this company for the year ended December 31, 2000 as recorded under the equity method of accounting. The investment in Ebility, made during 2000, is recorded under the cost method of accounting.

The Company's investment in NetFame.Com, an Internet venture, was written off during 2001, due to NetFame.Com ceasing operations.



NOTE  5  -  ACCOUNTS  RECEIVABLE  -  TRADE

In 2001 and 2000, approximately 78% and 81% of net revenues were derived under federal and state third-party reimbursement programs. These revenues are based, in part, on cost reimbursement principles and are subject to audit and retroactive adjustment by the respective third-party fiscal intermediaries. In the opinion of management, retroactive adjustments, if any would not be material to the financial position, results of operations or cash flows of the Company.

The Company provides an allowance for doubtful accounts based upon its estimation of uncollectible accounts. The Company bases this estimate on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. Trade accounts receivable are presented net of an allowance for doubtful accounts of $201,360 and $397,362 at December 31, 2001, and 2000, respectively.

As of December 31, 2000, the Company was owed $331,800 for sales to an entity related to the managing director of Classic Care Pharmacy. This amount is included in receivables from related parties.



NOTE  6  -  INVENTORIES

Inventories consist of pharmaceuticals, medical supplies and equipment of $728,410 and $385,219 for the years ended December 31, 2001 and 2000, respectively. The Company regularly checks its inventory for any expired or obsolete pharmaceuticals.

NOTE  7  -  INTANGIBLE  ASSETS

Intangible  assets  consist  of  the  following  at  December  31:




                                  2001               2000
                                  ----               ----
Goodwill, acquisition of
 Classic Care, Inc.                  $9,728,732         $9,728,732

Less Accumulated Amortization          (770,193)          (283,757)
                                     -----------        -----------
                                     $8,958,539         $9,444,975


Amortization expense for the periods ended December 31, 2001, and 2000 was $486,436 and $283,757, respectively.



NOTE  8  -  COMMON  STOCK  TRANSACTIONS

The  common  stock  transactions  during  2001  were  as  follows:

- The Company converted $992,653 in convertible notes payable into 126,680,855 shares of its common stock. The Company also converted $33,789 in convertible note interest into 5,428,516 shares of its common stock.

- The Company allowed three officers of the Company to exercise their stock options for 3,000,000 shares of common stock, in lieu of cash payments for services provided to the Company. Additionally, these three officers converted their stock options for 6,666,667 shares of common stock, and the Company recognized $389,216 in compensation expense.

- The Company issued 850,000 shares of common stock, with a market value of $24,625, for consulting services provided to the Company.

- The Company converted stock options into 16,650,000 shares of its common stock. The Company received $38,003 in cash and recorded consulting expense of $890,475.

NOTE  8  -  COMMON  STOCK  TRANSACTIONS  (continued)

The  common  stock  transactions  during  2000  were  as  follows:

- During the year ended December 31, 2000, three officers of the Company exercised options and acquired 4,500,000 shares of the Company's common stock at prices ranging from $.05-$.10 per share. Additionally, a director, before he was appointed, had received an option to purchase 2,000,000 shares of the Company's common stock at $0.05 in exchange for professional services. Additionally, the Company converted stock options into 9,956,980 shares of its common stock. The value of these combined transactions was $1,649,599

- The Company converted $10,000 in convertible notes payable into 200,000 shares of its common stock. The Company also converted $18,000 in convertible note  interest  into  389110  shares  of  its  common  stock.

- The Company issued 6,263,168 shares of common stock, with a market value of $404,056, for consulting and professional services provided to the Company.

- The Company issued 550,000 shares of common stock, with a value of $5,000, as part of its investment agreement with NetFame. Com.

-     The Company converted $26,845 of debt into 596,550 shares of common stock.

- The Company issued 15,499,999 of its common stock with a value of $6,500,000, per its acquisition agreement with Classic Care, Inc.


NOTE  9  -      RELATED  PARTY  TRANSACTIONS

The following transactions occurred between the Company and certain related parties:

Profit  Ventures,  Inc.
-----------------------

Mr. Joel Rubenstein is the Managing Director of Classic Care, and his spouse is a shareholder in the Company. Mr. Rubenstein is also a trustee of the Shagrila Trust, which is the parent company of Profit Ventures, Inc. In 2000, Classic Care entered into an agreement with Profit Ventures, Inc., to purchase products from Classic Care. Sales to Profit Ventures were $3,341,524 and $331,800 for 2001 and 2000, respectively. Sales to Profit represented 20.6% and 5.8% of the Company's total revenue for 2001 and 2000, respectively. The amounts due from Profit Ventures, Inc. are included in amounts due from related parties.

------
NOTE  9  -      RELATED  PARTY  TRANSACTIONS  (CONTINUED)

Joel  Rubenstein
----------------

Mr. Rubenstein did not receive any compensation for the period starting November 1, 2001 to December 31, 2001 for serving as the Managing Director of Classic Care. Mr. Rubenstein has $20,000 in salary due from the Company for his services during this period. The amount is included in the accrued liabilities.

Mr. Rubenstein received advances from the Company totaling $3,500 and $44,000 in 2001 and 2000, respectively. In 2001, Mr. Rubenstein repaid to the Company $43,000, and the balance of $4,500 is included in Receivable from Related Parties. In January 2002, Mr. Rubenstein advanced $150,000 to the Company, which was repaid by the Company. In February 2002, the Company advanced to Mr.
Rubenstein $26,000, and the Company has received payments of $26,500 as of February 28, 2002, which results in a balance of $4,000 due from Mr. Rubenstein.


Transactions  with  Shareholders
--------------------------------

Mrs.  Sarit  Rubenstein

At December 31, 2001, the Company has an unsecured note payable to Mrs. Sarit Rubenstein, a shareholder and an original owner of Classic Care. The borrowing was due originally in October 2000, is now due on demand, and bears an interest rate of 6% per annum. The outstanding balance on the note is $82,500. This amount is classified as a Note Payable to Related Party.

Steve  Oscherowitz

Mr. Steve Oscherowitz, a shareholder of the Company who was the majority shareholder in Classic Care prior to its purchase by the Company, has an agreement with the Company, under which he loaned funds to and borrowed funds from the Company. In previous years, this individual has loaned to Classic Care Pharmacy funds to meet its short-term working capital needs. The Company advanced to this individual $2,701,572 during 2001, and he has repaid to the Company $2,526,408 in 2001. The terms of the borrowings allow the Company to request repayment on demand. The note receivable bears an interest rate of 5%, which is waived if all amounts outstanding are paid by July 30, 2002. The Company has a receivable from this individual of $411,164 and $236,000 as of December 31, 2001 and 2000, respectively.

In January and February 2002, the Company advanced to Mr. Oscherowitz an additional $189,000, and the Company has received payments of $50,500 as of February 28, 2002.

At December 31, 2001, the Company has an unsecured note payable to Mr. Steve Oscherowitz, a shareholder and an original owner of Classic Care. The borrowing was due originally in October 2000, is now due on demand, and bears an interest rate of 6% per annum. The outstanding balance on the note is $167,500. This amount is classified as a Note Payable to Related Party.

NOTE  10  -  PROPERTY  AND  EQUIPMENT

Property and equipment at December 31, 2001 and 2000 consisted of the following:




                                                   2001                 2000
                                                   -----              --------
Furniture and equipment                                $ 319,990             $ 319,990
Computers and equipment                                  311,353               307,172
Vehicles                                                  46,153                41,783
Other depreciable assets                                   7,000                 7,000
                                                       ----------             ---------

                                                         684,496               675,945
Less accumulated depreciation and amortization          (483,544)             (397,798)
                                                       ----------             ---------
                                     Total              $200,952              $278,147
                                                       ----------             ---------


Depreciation and amortization expense for the years ended December 31, 2001 and 2000 was $93,521 and $53,160, respectively.



NOTE  11  -  ACCOUNTS  PAYABLE  AND  ACCRUED  EXPENSES

Accounts payable and accrued expenses at December 31, 2001 and 2000 consisted of the following:



                                                     2001                    2000
                                                    -----                ----------
Accounts payable                                       $1,129,961              $1,480,217
Accrued professional and related fees                      50,000                  55,744
Accrued compensation and related payroll taxes            170,941                 170,616
Accrued interest payable                                  310,757                 244,983
Other accrued expenses                                      3,778                  17,219

                                    Total              $1,665,437              $1,968,779


NOTE  12  -  NOTE  PAYABLE  -ACQUISITION

As of December 31, 2001, the Company has a note payable outstanding of $1,074,881 as a result of its acquisition of Classic Care Pharmacy, Inc. The Company has a contingent liability of $6,345,00 due to the value of the Company's common stock being less than $0.42 per share. The purchase agreement for Classic Care stipulated that the value of the common stock issued to Classic Care shareholders would be $6,500,000. The value of the stock at the date of the new settlement agreement was $155,000. This interest-free note is payable on demand, since the original maturity date was October 1, 2001. The Company has negotiated a settlement with the note holders (see Note 19).



NOTE  13  -  CONVERTIBLE  NOTES  PAYABLE  AND  DEBENTURES

During January through May 1997, the Company issued convertible notes aggregating to $479,655, which are due in the same months in 2000. The notes have a stated interest rate of 10% per annum, and interest is payable semi-annually. The notes are convertible at $9.38 per share, which approximated the average trading price of the Company's common stock. $10,000 of these notes were converted into common stock in 2000 and $71,000 of these notes were still outstanding as of December 31, 2001 and 2000. These notes are now due on demand.

During October 2000, the Company issued convertible notes aggregating to $750,000, which are due in October 2002. The notes have a stated interest rate of 8% per annum, and interest is payable quarterly and the principal balance is due at maturity. In 2001, the Company has converted $360,000 into its common stock, and $390,000 of these notes are still outstanding as of December 31, 2001.

The convertible debentures amounting to $1,200,000 and $750,000, which were issued during 2001 and 2000 respectively, have a conversion price that is the lesser of (1) 80% of the average of the three lowest closing prices out of the thirty closing prices prior to the closing date and (2) 80% of the lowest three closing prices during the sixty trading days, as reported on the NASD OTC Bulletin Board, immediately preceding the purchase date. Thus, the debentures will be converted at prices below the current market price on the conversion date. If conversions of the debentures occur, shareholders may be subject to an immediate dilution in their per share net tangible book value. The current convertible debentures may be converted into common stock at any time prior to their maturity date of October 25, 2002.

In 2001, the Company obtained additional capital financing of $1,200,000 through the issuance of convertible notes payable. The Company also issued warrants to purchase 4,000,000 shares of the Company's common stock to various parties as part of these agreements.

NOTE  13  -  CONVERTIBLE  NOTES  PAYABLE  AND  DEBENTURES  (CONTINUED)

Specifically, it issued warrants which are convertible into 4,000,000 shares of common stock. Warrants for 1,000,000 shares bear an exercise price of $0.149, which is based upon the lowest closing price for the five days preceding January 10, 2001. Warrants for 1,500,000 shares bear an exercise price of $0.039, which is based upon the lowest closing price for the five days preceding May 9, 2001. Warrants for 1,500,000 shares bear an exercise price of $0.011, which is based upon the lowest closing price for the five days preceding August 17, 2001 The exercise price is subject to adjustment and is tied to the being 110% of the lowest closing price for the ten trading days preceding the exercise date;

- During January 2001, the Company issued convertible notes aggregating to $500,000, which are due in January 2003. The notes have a stated interest rate of 8% per annum, and interest is payable quarterly and the principal balance is due at maturity. In 2001, the Company converted $85,000 into its common stock, and $415,000 of these notes were still outstanding as of December 31, 2001.

- During May 2001, the Company issued a convertible note aggregating to $400,000, which is due in May 2002. The note has a stated interest rate of 8% per annum, and interest is payable quarterly and the principal balance is due at maturity. In 2001, the Company converted $398,650 into its common stock, and $1,350 of this note was still outstanding as of December 31, 2001.

- During August 2001, the Company issued a convertible note aggregating to $300,000, which is due in August 2002. The note has a stated interest rate of 8% per annum, and interest is payable quarterly and the principal balance is due at maturity. In 2001, the Company converted $149,003 into its common stock, and $150,997 of this note was still outstanding as of December 31, 2001.

The total notes outstanding at December 31, 2001, and 2000, amounted to $1,028,347 and $821,000 respectively, and the current portion is $598,383 and $71,000 as of December 31, 2001 and 2000, respectively.

NOTE  14  -  INCOME  TAXES

Significant components of the provision for taxes based on income for the years ended December 31 are as follows:




                                                     2001         2000
                                                     ----         ------
Current
          Federal                                   $    -          $    -
          State                                      3,200           4,000
                                                  ---------     ----------
                                                     3,200           4,000
                                                  ---------     ----------
Deferred                                                 -               -
          Federal                                        -               -
                                                  ---------     ----------
          State
                  Provision for income taxes         3,200          $4,000
                                                  ---------     ----------

A reconciliation of the provision for income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for (benefit from) income taxes for the years ended December 31 is as follows:





                                            2001      2000
                                          --------  --------
Income tax provisions (benefit) computed
  at federal statutory rate. . . . . . .  (35.00%)  (34.00%)

State taxes. . . . . . . . . . . . . . .   (8.84%)   (8.84%)

Increase in the valuation allowance. . .  (43.83%)  (42.83%)
                                          --------   -------
  Total. . . . . . . . . . . . . . . . .   (0.01%)   (0.01%)
                                          --------   -------


NOTE  14  -  INCOME  TAXES  (CONTINUED)

Significant components of the Company's deferred tax assets and liabilities for income taxes consist of the following:




                                        2001          2000
                                    ------------  ------------
Deferred tax asset
  Net operating loss carryforwards  $ 7,935,602   $ 6,911,627
  Impairment of assets . . . . . .    2,032,518     2,032,518
  Options/warrants . . . . . . . .      627,898       675,700
  Other. . . . . . . . . . . . . .      135,439       223,641
                                    ------------  ------------

                                     10,731,457     9,843,486
                                    ------------  ------------
Deferred tax liability
  State income taxes . . . . . . .   (1,129,813)     (693,358)
                                    ------------  ------------

  Net deferred tax asset . . . . .    9,601,644     9,150,128
                                    ------------  ------------

  Valuation allowance. . . . . . .   (9,601,644)   (9,150,128)
                                    ------------  ------------

                                    $         -   $         -
                                    ------------  ------------


At December 31, 2001, the Company has available approximately $18,523,813 and $6,834,845 in Federal and State net operating loss carryforwards available to offset future federal and state income taxes, respectively, which begin to expire in 2020.

Tax rules impose limitations on the use of net operating losses following certain changes in ownership. Such a change occurred in 1999 and 2000, which will limit the utilization of the net operating losses in subsequent years.

NOTE  15  -  COMMITMENTS  AND  CONTINGENCIES

Litigation
----------

Patent  Claim

An individual filed a complaint against the Company alleging breach of contract and fraud and related business torts related to certain patents that the plaintiff transferred to the Company. The Company believes that the plaintiff's claims are without merit. The Company reached a tentative settlement with the plaintiff. However, due to inaction on behalf of the plaintiff, the court has scheduled a dismissal hearing on this matter.

Except as otherwise specifically indicated above, management believes that the Company doesn't have any material liability for any lawsuits, settlements, judgments, or fees of defense counsel which have not been paid or accrued as of December 31, 2001. However, there can be no assurance that the Company will prevail in any of the above proceedings. In addition, the Company may be required to continue to defend itself resulting in additional expense.


Other  Litigation

During 2001, the Company was involved in various legal actions arising in the normal course of business. Such matters did not have a material effect upon the financial position of the Company.


Leases
------

Operating  leases

The Company leased offices located at 7348 Bellaire Avenue, North Hollywood, CA under a non-cancelable operating lease agreement that requires a monthly rental payment of $2,300. This lease expired in May 2001, and the Company consolidated its offices with the offices of the pharmacy. The Company leases three automobiles under non-cancelable operating lease agreements. The individual automobile leases range in terms of thirty-six to thirty-nine months.

The pharmacy is located at 1429 South Robertson Blvd, Los Angeles, CA and requires a monthly rental payment of $4,500. The term of the lease is six (6) years and expires in March 2005.

NOTE  15  -  COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)

-------------------

Operating  leases  (continued)

Future minimum lease payments due under non-cancelable operating leases consist of the following as of December 31, 2001





2002                           $65,500
2003                            54,000
2004                            54,000
2005                            13,500
                               --------
Future minimum lease payments  $187,000
                               --------







Rent expense for the years ended December 31, 2001 and 2000 was $75,553 and $57,351 respectively.


Capital  leases

The Company maintains capital leases for some of its medical equipment and certain autos. The following is a schedule by year of the approximate future minimum lease payments required under these leases:





2002. . . . . . . . . . . . . . . . . .  $ 79,753
2003. . . . . . . . . . . . . . . . . .    57,848
2004. . . . . . . . . . . . . . . . . .     8,609
2005. . . . . . . . . . . . . . . . . .     7,344
2006. . . . . . . . . . . . . . . . . .     2,129
Future Minimum lease payments . . . . .  $155,683
                                         ---------

Less amount representing interest . . .   (19,392)

Present value of minimum lease payments   136,291

Less current portion. . . . . . . . . .    66,428

Long-term capital lease obligation. . .  $ 69,863






The leased property under capital leases as of December 31, 2001 has a cost of $291,574, accumulated amortization of $155,634 and a net book value of $135,940. Amortization of the leased property is included in depreciation expense and amounts to $56,460 and $46,745 for the years ended December 31, 2001 and 2000, respectively.


NOTE  15  -  COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)

Employment  Agreements
----------------------

Chief  Executive  Officer  Compensation

On April 1, 2000, Mr. Westlund signed a three-year employment agreement. The contract calls for Mr. Westlund to be paid a base salary of $8,333 per month for the first year of the term. Mr. Westlund's base salary was to increase 15% per year for each of the second and third years per this agreement.

Although Mr. Westlund's Employment Agreement states that his salary is to be $8,333 per month, his actual pay has been $4,000 per month. Mr. Westlund is entitled to be paid the balance of his monthly compensation in either cash or equity. Additionally, Mr. Westlund has been granted an option to purchase up to 6,000,000 shares of Kaire common stock over the next 5 years at an option price of $0.05 per share. To date, Mr. Westlund has exercised options to purchase 5,966,666 shares of common stock.

The CEO also receives a commission of 3% of the merger price for any mergers or acquisitions completed by the Company during the term of the agreement.


Chief  Financial  Officer  Compensation

On April 1, 2000, Mr. Naccarato signed a three-year service agreement. The contract calls for Mr. Naccarato to be paid $7,250 per month for the first year of the term. Mr. Naccarato's base compensation was to increase 15% per year for each of the second and third years per this agreement.

Although Mr. Naccarato's Service Agreement states that his compensation is to be $7,250 per month, his actual remuneration has been $4,000 per month. Mr. Naccarato is entitled to be paid the balance of his monthly compensation in either cash or equity. Additionally, Mr. Naccarato has been granted an option to purchase up to 4,500,000 shares of Kaire common stock over the next 5 years at an option price of $0.05 per share. To date, Mr. Naccarato has exercised options to purchase 3,500,000 shares of common stock.

Mr. Naccarato resigned from his duties of Chief Financial Officer as of December 31, 2001. He is still the general counsel for the Company and provides other financial consulting services.

NOTE  15  -  COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)

-----------------------------------

President's  Compensation

On April 1, 2000, Mr. Baum signed a three-year employment agreement. The contract calls for Mr. Baum to be paid a base salary of $6,250 per month for the first year of the term. Mr. Baum's base salary was to increase 15% per year for each of the second and third years per this agreement.

Although Mr. Baum's Employment Agreement states that his salary is to be $6,250 per month, his actual pay has been $4,000 per month. Mr. Baum is entitled to be paid the balance of his monthly compensation in either cash or equity. Additionally, Mr. Baum has been granted an option to purchase up to 4,500,000 shares of Kaire common stock over the next 5 years at an option price of $0.05 per share. To date, Mr. Baum has exercised options to purchase 3,500,000 shares of common stock.

The  President  of  the  Company  resigned  effective  December  31,  2001.


Consulting  Agreements
----------------------

The Company has various consulting agreements that provide for issuance of the Company's common stock and/or stock options/stock purchase warrants in exchange for services rendered by the consultants. These agreements relate primarily to raising of capital and professional services rendered in connection with the Company's acquisition efforts. In 201, the Company issued stock options convertible into 16,650,000 shares of common stock, and all these stock options were converted into common stock during the year.



NOTE  16  -  STOCK  OPTIONS  AND  WARRANTS

The Company has adopted the provisions of Financial Interpretation No. 44. Accordingly, the Company applies APB Opinion No. 25 and related interpretations in accounting for its plans for employees. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under this plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended December 31:





                                             2001          2000
                                         ------------  ------------
Net loss
As reported . . . . . . . . . . . . . .  $(2,401,210)  $(2,429,212)
Pro forma . . . . . . . . . . . . . . .  $(2,401,210)  $(2,751,891)
Basic and diluted loss per common share
As reported . . . . . . . . . . . . . .  $     (0.01)  $     (0.02)
Pro forma . . . . . . . . . . . . . . .  $     (0.01)  $     (0.03)



NOTE  16  -  STOCK  OPTIONS  AND  WARRANTS  (CONTINUED)

Options are granted at prices that are equal to the current fair value of the Company's common stock at the date of grant. The Company records compensation expense on options granted at prices below the current fair market value. The vesting period is usually related to the length of employment or consulting contract period. In 2001, all stock options granted were converted into common stock, and the Company recorded the appropriate amount as compensation expense.

The fair value of these options and warrants was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the years ended December 31, 2000: dividend yield of 0%; expected volatility of 300%; risk-free interest rate of 5.3%; and expected life of 1 to 1.5 years; and 2001: dividend yield of 0%; expected volatility of 400%; risk-free interest rate of 6.45%; and expected life of 5 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options. The weighted-average fair value of options granted during the years ended December 31, 2000 was $0.11, and for 2001, the range was $0.01 to $0.15.

The following table summarizes information with respect to stock options outstanding and exercisable at December 31, 2000:





          Options Outstanding  Options Exercisable
          -------------------  -------------------
                Number              Weighted
              Outstanding            Average         Weighted       Number        Weighted
Range of         as of              Remaining        Average    Exercisable as    Average
Exercise       December            Contractual       Exercise     of December     Exercise
Prices         31, 2000               Life            Price        31, 2000        Price
                               -------------------  ----------  ---------------  ----------

0.05          11,700,000             2.25               $0.05      7,200,000        $0.05

0.15               6,667             0.15               $0.15          6,667        $0.15
              ----------         -----------         ---------   -----------      --------
              11,706,667             2.25               $0.04      7,206,667        $0.05






NOTE  16  -  STOCK  OPTIONS  AND  WARRANTS  (CONTINUED)
              Warrants Outstanding                 Warrants Exercisable
            Number      Weighted
          Outstanding    Average    Weighted       Number        Weighted
Range of     as of      Remaining    Average   Exercisable as    Average
Exercise   December    Contractual  Exercise     of December     Exercise
Prices     31, 2000       Life        Price       31, 2000        Price
                       -----------  ---------  ---------------  ----------

0.01       1,500,000       2.83     $0.05        1,500,000      $0.05

0.15         250,000       0.25     $0.15          250,000      $0.15
           -----------  ---------  ---------     ----------     -----

            1,750,000      2.46     $0.04        1,750,000      $0.06

The following table summarizes information with respect to stock options outstanding and exercisable at December 31, 2001:





               Options Outstanding                           Options Exercisable
        -------------------------------------------    ---------------------------
                Number       Weighted                     Number
              Outstanding    Average        Weighted    Exercisable as  Weighted
Range of         as of       Remaining      Average    of December      Average
Exercise       December      Contractual    Exercise     31, 2001       Exercise
Prices         31, 2001       Life          Price                       Price
--------     -----------     -----------   ---------   ------------    ------------
0.05         2,033,333           3.46      $ 0.05      2,033,333        $0.05

0.15             6,667           0.08      $ 0.15          6,667        $0.15

             2,040,000           3.45      $0.06       2,040,000        $0.05





          Warrants Outstanding  Warrants Exercisable

                 Number               Weighted
              Outstanding             Average         Weighted       Number        Weighted
Range of         as of               Remaining         Average   Exercisable as    Average
Exercise        December            Contractual       Exercise     of December     Exercise
Prices          31, 2001                Life            Price       31, 2001        Price
----------     ----------       --------------------  ---------  ---------------  ----------

0.01          1,500,000             2.67               $ 0.05       1,500,000      $0.01

0.03          1,500,000             2.42               $ 0.03       1,500,000      $0.03

0.15          2,500,000             1.91               $ 0.15       2,500,000      $0.15

              5,500,000             2.26               $ 0.05       5,500,000      $0.08


NOTE  16-  STOCKHOLDERS'  EQUITY  &  STOCK  OPTIONS  (CONTINUED)

Stock  Options  and  Warrants  (continued)
------------------------------------------

The  following  summarizes  the  Company's  stock  option and warrants activity:






                                  Warrants     Weighted
                                    And         Average
                               Stock Options   Exercise
                                Outstanding      Price
                               --------------  ---------
Outstanding, December 31,1999      1,978,000   $    6.74

Granted . . . . . . . . . . .     29,850,000   $    0.05
Exercised . . . . . . . . . .    (16,908,333)  $    0.10
Expired/Cancelled . . . . . .     (1,463,000)  $    8.52
                               --------------  ---------
Outstanding December 31, 2000     13,456,667   $    0.04

Granted . . . . . . . . . . .     20,650,000   $    0.04
Exercised . . . . . . . . . .    (26,316,666)  $    0.04
Expired/Cancelled . . . . . .       (250,000)  $   45.00
                               --------------  ---------
Outstanding December 31, 2001      7,540,000   $    0.05
                               --------------  ---------


The Company has 5,500,000 and 1,750,000 warrants outstanding as of December 31, 2001 and 2000, respectively. The exercise prices for the warrants range from $0.01 to $0.15. During 2001, the Company issued warrants to purchase 4,000,000 shares of its common stock at an exercise price of $0.01 to $0.15.

Certain warrants (convertible into 4,000,000 shares of common stock) have a clause that causes the exercise price to be adjusted down, based on the quoted share price for the preceding 10 days measured on the exercise date. The price is 110% of the average quoted market price. The warrants expire 3-5 years from the date of grant.



NOTE  17  -  EARNINGS  PER  SHARE

Earnings per share have been calculated using the weighted average number of shares outstanding during each period. Earnings per share-dilutive does not include the effect of potentially dilutive securities for the years ended December 31, 2001 and 2000 respectively. The loss from operations and the net loss for the years ended December 31, 2001 and 2000 make these securities anti-dilutive.

NOTE  18  -  MERGER  AGREEMENTS

Stason  U.  S.  Pharmaceuticals,  Inc.
--------------------------------------

The Company entered into a letter of intent with Stason U. S. Pharmaceuticals, Inc. (Stason). Under the agreement, Stason will receive a 17% interest in a wholly owned subsidiary, YesRx. Com, Inc., which was incorporated March 27, 2000. In exchange, Stason provided Kaire Holding's subsidiary, YesRx. Com, Inc, with $175,000 in working capital. As of December 31, 2001, the parties were still undecided about the details of this investment. This amount is recorded as a liability, an amount due Stason, in the financial statements.

In addition, Stason and Kaire merged their laboratory operations into a new company called Stason Biotech, Inc. in which Stason and the Company own 60% and 40%, respectively, of the common stock of the newly formed Company. The Company accounts for this investment using the equity method.



NOTE  19  -  CLASSIC  CARE  PHARMACY,  INC.

Acquisition  of  Classic  Care,  Inc.
-------------------------------------

In May of 2000, the Company acquired Los Angeles-based Classic Care pharmacy. Classic Care Pharmacy provides specialized prescription medication services to seniors living in extended care facilities in Southern California. Under the merger agreement, the Company paid $1,000,000 in cash and issued 15,500,000 shares of common stock to acquire all the outstanding common stock (10,000 shares) of Classic Care Pharmacy. This agreement required that additional stock be issued if the price of the trading price of the stock on the OTCBB was less than $.50 per share on October 31, 2000.

This agreement was amended on December 6, 2000 to include additional cash payments of $2,000,000 and to defer the determination date for any additional shares to be issued under the merger agreement to October 31, 2001. The target price of the acquisition was set at $9,500,000 and the value of public market valuation of the 15,500,000 shares was required to be $6,500,000 or $0.42 per share on or before that date to meet the target price of $9,500,000.

If the price of the stock was not equal to or greater than $0.42 per share during the period December 6, 2000 through October 31, 2001, the Company was required to issue sufficient additional shares of Common Stock or pay additional cash to insure that the total consideration paid for the acquisition is $9,500,000. The additional stock was to be issued or cash paid by November 30, 2001.

The acquisition was accounted for as a purchase in accordance with provisions of APB 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of the acquisition.

NOTE  19  -  CLASSIC  CARE  PHARMACY,  INC.  (CONTINUED)

--------------------------------------------------

The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values as determined by the Company:






Current assets                $471,960
Fixed assets. . . . . . . .      282,485

Goodwill. . . . . . . . . .    9,728,732
                          --------------
Total assets acquired . . .   10,483,177

Less liabilities assumed. .      733,177
                          --------------
Cost of net assets acquired  $ 9,750,000
                          --------------



Goodwill will be amortized on a straight-line basis over 20 years. Amortization expense as of December 31, 2001 and 2000 amounted to $486,436 and $283,757, respectively.

NOTE  19  -  CLASSIC  CARE  PHARMACY,  INC.  (CONTINUED)

--------------------------------------------------

The following unaudited pro forma consolidated results of operations give effect to the acquisition of Classic Care Pharmacy as if it occurred as of the beginning of the periods presented below:




Kaire Holdings Incorporated
CONSOLIDATED BALANCE SHEET (UNAUDITED)
AS OF MAY 31, 2000

                                            5/31/00       5/31/00                                          5/31/00
                                              KAIRE   CLASSIC CARE    Adjust1    Adjust2      Adjust3     Pro forma
Cash. . . . . . . . . . . . . . . . . .  $     565,158   $      -                                          565,158
                                         --------------  ---------  ----------  ------------  ----------  ---------
Accounts Receivable . . . . . . . . . .         19,690    197,376                                          217,066
Inventory . . . . . . . . . . . . . . .              -    263,905                                          263,905
Other current assets. . . . . . . . . .         55,186     10,679                                           65,865
Property and Equip, net . . . . . . . .         13,714    282,485                                          296,199
Other assets. . . . . . . . . . . . . .        505,000          -   9,250,000   (9,750,000)                  5,000
Goodwill. . . . . . . . . . . . . . . .              -          -                9,728,732   (202,681)   9,526,051
                                         --------------  ---------  ----------  ------------  ----------  ---------

Total Assets. . . . . . . . . . . . . .      1,158,748    754,445   9,250,000      (21,268)  (202,681) $10,939,244
                                         --------------  ---------  ----------  ------------  ----------  ---------

Accounts payable. . . . . . . . . . . .        114,338    452,792                                           567,130
Other liab & accrued exp. . . . . . . .        195,576     33,635   2,750,000                             2,979,211
Other long-term liabilities . . . . . .        200,000    246,750                                            446,750
Convertible notes and accrued interest.        289,320          -                                            289,320
Common stock. . . . . . . . . . . . . .        589,193      1,000                   (1,000)                  589,193
Additional paid in capital. . . . . . .     31,548,162    103,439   6,500,000     (103,439)               38,048,162
Retained earnings . . . . . . . . . . .    (31,777,841)   (83,171)                  83,171   (202,681)  (31,980,522)
                                         --------------  ---------  ----------  ------------  ----------  ---------

Total liabilities and Equity. . . . . .      1,158,748    754,445   9,250,000      (21,268)  (202,681)   $10,939,244
                                         --------------  ---------  ----------  ------------  ----------  ---------
                                         --------------  ---------  ----------  ------------  ----------  ---------



NOTE  19  -  CLASSIC  CARE  PHARMACY,  INC.  (CONTINUED)

Acquisition  of  Classic  Care,  Inc.  (continued)
--------------------------------------------------





KAIRE HOLDINGS INC
CONSOLIDATED STATEMENT OF OPERATIONS (PRO FORMA):
FOR THE 5 MONTHS ENDED 05/31/00

                                                       5/31/00        5/31/00
                                                       KAIRE       CLASSIC CARE     Adjust4    Pro forma
 Revenue . . . . . . . . . . . . . . . . . . . . .         77,626    2,199,547                2,277,173
                                                    --------------  -----------  ----------
 Cost of goods . . . . . . . . . . . . . . . . . .         81,594    1,626,319                1,707,913
 Gross profit. . . . . . . . . . . . . . . . . . .         (3,967)     573,228                  569,260
                                                    --------------  -----------  ----------
 Operating expenses. . . . . . . . . . . . . . . .        388,648      713,050    (202,681)     899,017
 Income from operations. . . . . . . . . . . . . .       (392,616)    (139,822)                (329,757)
                                                    --------------  -----------                ----------
 Other expense (income). . . . . . . . . . . . . .        199,544            -                  199,544
 Income before taxes . . . . . . . . . . . . . . .       (592,160)    (139,822)                (529,301)
                                                    --------------  -----------   ----------   ----------
 Income taxes. . . . . . . . . . . . . . . . . . .            400            -                      400
 Net income (Loss) . . . . . . . . . . . . . . . .  $    (592,560)  $ (139,822)   (202,681)    (529,701)
                                                    --------------  -----------  ----------    ---------

 Weighted average shares . . . . . . . . . . . . .    109,193,033       10,000

Earnings (loss) per share. . . . . . . . . . . . .  $      (0.005)  $  (13.982)

The  pro  forma  adjustments  to the consolidated balance sheets are as follows:

ADJUST1:  To adjust the acquisition price to its actual value as if the business
combination     occurred  at  the  beginning  of  the  period.

ADJUST2:  To  eliminate  the  investment  account,  the  equity  accounts of the
subsidiary     (Classic  Care  pharmacy),  and  record  the  value  of goodwill.

ADJUST3:  To  record  five  (5)  months  amortization  of  goodwill.


The  pro forma adjustments to the consolidated income statements are as follows:

ADJUST4:  To  record  five  (5)  months  of  amortization  expense  of goodwill.

NOTE  19  -  CLASSIC  CARE  PHARMACY,  INC.  (CONTINUED)

Spin-off  of  Classic  Care
---------------------------

During 2001, the Company renegotiated with the original owners of Classic Care for amounts due them under the original purchase agreement (as amended on December 6, 2000) of their interests in Classic Care. The original Classic Care shareholders negotiated a settlement with the Company due to the Company's common stock not having achieved specified levels ($0.42 per share) during designated periods subsequent to the acquisition. The revised settlement with the original Classic Care owners resulted in the Company increasing its liability to the original Classic Care Shareholders by $6,345,000 and reducing additional paid-in capital by an equivalent amount.

The settlement agreement reached with the original Classic Care owners resulted in the Company having to spin off Classic Care.

On November 1, 2001, Kaire Holdings entered into a new agreement with the original owners of Classic Care, which received shareholder approval in February 2002, whereby Kaire will assign approximately fifty-four percent (54%) ownership of the Classic Care Pharmacy ("CC") back to the original owners of the CC pharmacy, with Kaire retaining approximately 35% of the equity in CC. In consideration of the assignment, all amounts due the CC prior owners will be deemed satisfied with the exception of a one-year 4% convertible note (the "Note") in the amount of USD $2,000,000 that the original CC owners agree to hold. This note is secured by the 2,000,000 shares of Classic Care common stock held by Kaire. The note will mature one year from the date of the spin-off ("Maturity Date"), and if not paid when due, Kaire will have the option to return 2,000,000 of its shares of Classic Care to the note holders in full settlement of the principal and interest related to the note. Kaire intends to dividend to Kaire shareholders approximately 49% of its position in CC.

Pursuant to this agreement, the Company has increased the note payable and amounts due to the original Classic Care shareholders by $6,345,000 and reduced additional paid-in capital by an equivalent amount due to the resolution of the contingency involved with the original purchase.

The following Proforma balance sheets and income statements give effect to the proposed spin-off of Classic Care as if it occurred as of the beginning of the periods presented below:




                                         KAIRE HOLDINGS INCORPORATED AND SUBSIDIARIES
                                            BALANCE SHEET AND INCOME STATEMENT
                                                 DECEMBER 31, 2001


                                                                  ELIMINATE
                                                CONSOLIDATED   CLASSIC CARE                                ELIMINATE
                                                   BALANCE          01/01/01-      KAIRE          HAP       GOODWILL AND
                                                  12/31/01       12/31/01      12/31/01       PROGRAM     RECORD DEBT
ASSETS
  Cash                                               $62,707         60,576         2,131
Accounts receivable . . . . . . . . . . . . .      1,112,769      1,112,769             -        129,124
Inventory . . . . . . . . . . . . . . . . . .        728,410        728,410             -                            -
Other current assets. . . . . . . . . . . . .        107,560         19,436        88,124
Property and equipment, net . . . . . . . . .        200,952        187,003        13,949
Notes receivable. . . . . . . . . . . . . . .        415,664        415,664             -              -
Investments . . . . . . . . . . . . . . . . .         30,028              -        30,028
Investment in Classic Care. . . . . . . . . .              -              -             -                     3,900,000
Intercompany Receivable . . . . . . . . . . .              -              -             -              -
Other assets. . . . . . . . . . . . . . . . .              -              -             -
Goodwill. . . . . . . . . . . . . . . . . . .      8,958,539              -     8,958,539                     (8,958,539)
                                              --------------     -----------   ----------      ---------    ------------
TOTAL ASSETS. . . . . . . . . . . . . . . . .  $  11,616,629      2,523,858     9,092,771        129,124      (5,058,539)
                                              ==============    ============  ===========  =============   ==============
LIABILITIES AND EQUITY
Accounts payable. . . . . . . . . . . . . . .  $   1,196,389      1,189,997         6,392
Other liabilities and accrued expenses. . . .        714,477         22,501       691,976
Note payable - Classic Care . . . . . . . . .              -              -             -                      2,000,000
Intercompany payable. . . . . . . . . . . . .              -              -             -
Other long-term liabilities . . . . . . . . .      8,338,127        319,863     8,018,264                    (7,419,331)
Convertible notes and accrued interest. . . .        429,964              -       429,964
Common stock. . . . . . . . . . . . . . . . .        277,041          1,000       276,041
Additional paid-in capital. . . . . . . . . .     36,676,339        103,439    36,572,900
Stockholders equity . . . . . . . . . . . . .              -              -             -        341,124
Retained earnings . . . . . . . . . . . . . .    (36,015,708)       887,058   (36,902,766)      (212,000)       360,792
                                              --------------     -----------   ----------      ---------    ------------
TOTAL LIABILITIES AND EQUITY. . . . . . . . .  $  11,616,629      2,523,858     9,092,771        129,124    (5,058,539)
                                              --------------     -----------   ----------      ---------    ------------

                                               ==============  =============  =============  ============   ============
REVENUES. . . . . . . . . . . . . . . . . . .              -
Revenue . . . . . . . . . . . . . . . . . . .  $  15,862,690     15,848,128        14,562      1,122,774
Cost of goods . . . . . . . . . . . . . . . .     13,317,413     13,317,413             -      1,067,136
                                              --------------     -----------   ----------      ---------    ------------
GROSS PROFIT. . . . . . . . . . . . . . . . .      2,545,277      2,530,715        14,562         55,638

EXPENSES
Operating expenses. . . . . . . . . . . . . .      4,743,164      1,851,226     2,891,938        215,926
                                              --------------     -----------   ----------      ---------    ------------
Income (loss) from operations . . . . . . . .     (2,197,887)       679,489    (2,877,376)      (160,288)

Intercompany charges. . . . . . . . . . . . .        419,778       (419,778)     (419,778)
Other expenses (income) . . . . . . . . . . .        200,123        (19,753)      219,876
                                              --------------     -----------   ----------      ---------    ------------
Income before taxes . . . . . . . . . . . . .     (2,398,010)       279,464    (2,677,474)      (160,288)

Income taxes. . . . . . . . . . . . . . . . .          3,200              -         3,200
                                              --------------     -----------   ----------      ---------    ------------
NET INCOME (LOSS) . . . . . . . . . . . . . .  $  (2,401,210)       279,464    (2,680,674)      (160,288)
                                               ==============  ============   ============   ============   ============
Weighted average shares . . . . . . . . . . .    169,827,480
Earnings (loss) per share . . . . . . . . . .         (0.014)


         KAIRE HOLDINGS INCORPORATED AND SUBSIDIARIES
           BALANCE SHEET AND INCOME STATEMENT
                     DECEMBER 31, 2001




                                                 PROFORMA
                                                 BALANCE
                                                ------------
ASSETS
Cash                                                 2,131
Accounts receivable                                129,124
Inventory                                                -
Other current assets                                88,124
Property and equipment, net                         13,949
Notes receivable                                         -
Investments                                         30,028
Investment in Classic Care                       3,900,000
Intercompany Receivable                                  -
Other assets                                             -
Goodwill                                                 -
                                               ------------
TOTAL ASSETS. . . . . . . . . . . . . . . . .    4,163,356
                                              =============
LIABILITIES AND EQUITY
Accounts payable                                     6,392
Other liabilities and accrued expenses             691,976
Note payable - Classic Care                      2,000,000
Intercompany payable                                     -
Other long-term liabilities                        598,933
Convertible notes and accrued interest             429,964
Common stock                                       276,041
Additional paid-in capital                      36,572,900
Stockholders equity                                341,124
Retained earnings . . . . . . . . . . . . . .  (36,753,974)
                                              ------------

TOTAL LIABILITIES AND EQUITY. . . . . . . . .    4,163,356
                                               ============

REVENUES
Revenue                                          1,137,336
Cost of goods                                    1,067,136
                                              ------------
GROSS PROFIT. . . . . . . . . . . . . . . . .       70,200

EXPENSES
Operating expenses                               3,107,864
                                              -------------
Income (loss) from operations . . . . . . . .   (3,037,664)

Intercompany charges                              (419,778)
Other expenses (income)                            219,876
                                              -------------
Income before taxes . . . . . . . . . . . . .   (2,837,762)

Income taxes                                         3,200

NET INCOME (LOSS) . . . . . . . . . . . . . .   (2,840,962)
                                               ============
Weighted average shares                        169,827,480
Earnings (loss) per share                           (0.019)




                                      KAIRE HOLDINGS INCORPORATED AND SUBSIDIARIES
                                           BALANCE SHEET AND INCOME STATEMENT
                                                      DECEMBER 31, 2000


                                                               ELIMINATE
                                                CONSOLIDATED   CLASSIC CARE                                   ELIMINATE
                                                 BALANCE         06-01/00-         KAIRE          HAP       GOODWILL AND
                                                  12/31/00       12/31/00       12/31/00       PROGRAM     RECORD DEBT
ASSETS
Cash                                              $311,716        205,424       106,292           -
 Accounts receivable. . . . . . . . . . . . .        714,882      1,046,682      (331,800)        65,596
 Inventory. . . . . . . . . . . . . . . . . .        385,219        385,219             -              -
 Other current assets . . . . . . . . . . . .         95,470         18,929        76,541              -
 Property and equipment, net. . . . . . . . .        278,147        250,684        27,463              -
 Notes receivable . . . . . . . . . . . . . .        612,300        280,500       331,800              -
 Investments. . . . . . . . . . . . . . . . .         35,028              -        35,028              -
 Investment in Classic Care . . . . . . . . .              -              -             -              -     3,900,000
 Goodwill . . . . . . . . . . . . . . . . . .      9,444,975              -     9,444,975              -    (9,444,975)

 TOTAL ASSETS . . . . . . . . . . . . . . . .  $  11,877,737      2,187,438     9,690,299         65,596    (5,544,975)

 LIABILITIES AND EQUITY
 Accounts payable . . . . . . . . . . . . . .  $   1,480,217      1,476,058         4,159              -
 Other liabilities and accrued expenses . . .        996,551         88,739       907,812              -
 Note payable - Classic Care. . . . . . . . .              -              -             -              -     2,000,000
 Other long-term liabilities. . . . . . . . .      1,424,847        (89,391)    1,514,238              -
 Convertible notes and accrued interest . . .        821,000              -       821,000              -
 Common stock . . . . . . . . . . . . . . . .        117,765          1,000       116,765              -
 Additional paid-in capital . . . . . . . . .     40,651,855        103,439    40,548,416              -
 Stockholders equity. . . . . . . . . . . . .              -              -             -         16,576
 Retained earnings. . . . . . . . . . . . . .    (33,614,498)       607,593   (34,222,091)        49,020    (7,544,975)
                                               ------------     ------------  -----------   ------------   -------------
 TOTAL LIABILITIES AND EQUITY . . . . . . . .  $  11,877,737      2,187,438     9,690,299         65,596    (5,544,975)
                                               =============     ===========  ===========    ============   ============

 REVENUES . . . . . . . . . . . . . . . . . .                                          -
 Revenue. . . . . . . . . . . . . . . . . . .  $   5,707,700      5,624,827        82,873        174,922             -
 Cost of goods. . . . . . . . . . . . . . . .      4,042,549      3,761,756       280,793        166,498             -
                                               ------------     ------------  -----------   ------------   -------------
 GROSS PROFIT . . . . . . . . . . . . . . . .      1,665,151      1,863,071      (197,920)         8,424             -

 EXPENSES
 Operating expenses . . . . . . . . . . . . .      4,300,256      1,885,360     2,414,896         25,000             -
                                               ------------     ------------  -----------   ------------   -------------
 Income (loss) from operations. . . . . . . .     (2,635,105)       (22,289)   (2,612,816)       (16,576)            -

 Eliminate goodwill . . . . . . . . . . . . .              -              -             -              -      (283,757)
 Other expenses (income). . . . . . . . . . .       (209,893)             -      (209,893)             -             -
                                               ------------     ------------  -----------   ------------   -------------
 Income before taxes. . . . . . . . . . . . .     (2,425,212)       (22,289)   (2,402,923)       (16,576)      283,757

 Income taxes . . . . . . . . . . . . . . . .          4,000            800         3,200              -             -
                                               ------------     ------------  -----------   ------------   -------------
 NET INCOME (LOSS). . . . . . . . . . . . . .  $  (2,429,212)       (23,089)   (2,406,123)       (16,576)      283,757
                                               =============     ===========  ===========    ============   ============


 Weighted average shares. . . . . . . . . . .    104,953,458
 Earnings (loss) per share. . . . . . . . . .          (0.02)


KAIRE HOLDINGS INCORPORATED AND SUBSIDIARIES
BALANCE SHEET AND INCOME STATEMENT
DECEMBER 31, 2000




                                               PROFORMA
                                               BALANCE
ASSETS
 Cash                                             106,292
 Accounts receivable                             (266,204)
 Inventory                                              -
 Other current assets                              76,541
 Property and equipment, net                       27,463
 Notes receivable                                 331,800
 Investments     . . . . . . . .                   35,028
 Investment in Classic Care .                   3,900,000
 Goodwill . . . . . . . . . . . . . . . . . .          -
                                               ============
 TOTAL ASSETS . . . . . . . . . . . . . . . .    4,210,920

 LIABILITIES AND EQUITY
 Accounts payable                                    4,159
 Other liabilities and accrued expenses            907,812
 Note payable - Classic Care. . . . . . . . .    2,000,000
 Other long-term liabilities                     1,514,238
 Convertible notes and accrued interest            821,000
 Common stock                                      116,765
 Additional paid-in capital                     40,548,416
 Stockholders equity                                16,576
 Retained earnings. . . . . . . . . . . . . .  (41,718,046)
                                               ------------

 TOTAL LIABILITIES AND EQUITY . . . . . . . .    4,210,920
                                               ============


 REVENUES
 Revenue. . . . . . . . . . . . . . . . . . .      257,795
 Cost of goods. . . . . . . . . . . . . . . .      447,291
                                               ------------
 GROSS PROFIT . . . . . . . . . . . . . . . .     (189,496)

 EXPENSES
 Operating expenses . . . . . . . . . . . . .    2,439,896
                                               ------------
 Income (loss) from operations. . . . . . . .   (2,629,392)

 Eliminate goodwill . . . . . . . . . . . . .     (283,757)
 Other expenses (income). . . . . . . . . . .     (209,893)

 Income before taxes. . . . . . . . . . . . .   (2,135,742)

 Income taxes . . . . . . . . . . . . . . . .        3,200

 NET INCOME (LOSS). . . . . . . . . . . . . .   (2,138,942)
                                               ============
 Weighted average shares                       104,953,458
 Earnings (loss) per share                           (0.02)




                           KAIRE HOLDINGS INCORPORATED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000





NOTE  20  -  SUBSEQUENT  EVENTS

At the annual meeting in February 2002, shareholders approved and consented to amend the Company's restated Certificate of Incorporation to increase the number of authorized shares of common stock from 400,000,000 to 900,000,000 shares.

The principal purpose of this amendment to the Certificate was to authorize additional shares of Common Stock that would be available to 1) provide for the conversion of existing debt, 2) facilitate the possible raising of additional capital through the sale of securities, 3) grant options or other stock incentives to the Company's employees, 4) for a possible acquisition of another company or its business or assets, and 5) seek to establish a strategic relationship with a corporate partner.

As of the date of this Proxy in February 2002, Kaire had $978,582 of convertible notes remaining on the Balance Sheet.

These notes bear interest at 8% per annum and are convertible into common stock at the lesser of:

(a)     $0.0073;  or
(b) 80% of the average of the three lowest closing prices of common stock for the sixty trading days immediately prior to the conversion date.


Common  stock  transactions
---------------------------

During the period of January 1 to March 27, 2002, the Company converted $135,822 in convertible notes payable into 53,021,782 shares of its commons stock. During the period of January 1 to March 27, 2002, the Company converted $11,385 in convertible note interest into 4,851,212 shares of its commons stock.


Stock  options
--------------

During the period January 1, 2001 to March 27, 2001, the Company issued stock options to consultants allowing them to purchase up to 15,000,000 shares of common stock at an exercise price of $0.01 per share. The exercise price is equivalent to the market price on the date of the grant. The stock options were issued pursuant to a consulting service agreement.

The  exercise  period for the options is for 5 years from the date of the grant.